CONSENT AND SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of June 29, 1998, among UNIFRAX CORPORATION, a Delaware corporation ("Borrower"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (formerly known as Bank of America Illinois), an Illinois banking corporation, as a Lender and as Agent for the Lenders, and National City Bank ("NCB"), as a Lender.

     WHEREAS, Borrower has requested that Agent amend the Loan Agreement dated October 30, 1996 (as amended from time to time, the "Loan Agreement") in various respects, and Agent has agreed to do so subject to the terms contained herein; and

     WHEREAS, Borrower has requested that Agent consent to certain prepayments of subordinated debt;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2. CONSENT. Subject to satisfaction of the conditions set forth in Section 5 below and notwithstanding the restrictions set forth in Section 5.12 of the Loan Agreement or any restrictions set forth in the Subordination Agreement, Lenders hereby consent to the prepayment by Borrower at any time prior to December 31, 1998 of up to Ten Million Dollars ($10,000,000) in the aggregate of the Seller Subordinated Debt and/or the indebtedness owing by Borrower pursuant to the Senior Notes and the Senior Note Documents, provided, that such prepayment shall only be permitted and such consent shall only be effective in the event that (1) Revolving Loan Availability equals or exceeds Four Million Dollars ($4,000,000) after giving effect to each such prepayment, (ii) after giving effect to any such prepayment, on a pro forma basis Borrower remains in compliance with all covenants set forth in the Loan Agreement (including those covenants set forth in Sections 5.26, 5.27, 5.28, 5.29 and 5.30 of the Loan Agreement), and (iii) no Unmatured Event of Default or Event of Default exists or would be caused thereby.

     3 . AMENDMENT TO LOAN AGREEMENT. Subject to satisfaction of the conditions set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1.1 of the Loan Agreement is hereby amended to delete the definition of "Applicable Margin" and to substitute therefor the following definition:

               ""Applicable Margin" means, with respect to any portion of the Revolving Loans constituting a LIBOR Rate Loan, a percentage equal to one and one-half percent (1.50%), with respect to any portion of the Term Loan constituting a LIBOR Rate Loan, a percentage equal to one and three-quarters percent (1.75%), with respect to any portion of Revolving Loans constituting a Floating Rate Loan, a percentage equal to negative one-quarter of one percent ((0.25%)), and with respect to any portion of the Term Loan constituting a Floating Rate Loan, a percentage equal to zero percent (O%); provided, that the Applicable Margin for Revolving Loans and the Term Loan will be adjusted on the first day of each calendar quarter, commencing on July 1, 1998, depending on the Leverage Ratio on the last day of the calendar quarter immediately preceding such calendar quarter, as follows:


                         Applicable LIBOR    Applicable LIBOR    Applicable Floating      Applicable Floating
                         Margin for the      Margin for the      Margin for the           Margin for the
Leverage Ratio           Revolving Loans     Term Loan           Revolving Loans          Term Loan
--------------           ----------------    ----------------    -------------------      -------------------
Greater than or equal         1.50%             1.75%                 (0.25%)                   0%
to 4.75: 1.00

Greater than or equal
to 3.50: 1.00, but less
than 4.75: 1.00               1.25%             1.50%                 (0.50%)               (0.25%)

Less than 3.50: 1.00          1.00%             1.25%                 (0.75%)               (0.50%)

          The calculation of the Leverage Ratio as of the last day of a calendar quarter shall be based on the financial statements received by Agent pursuant to Section 5.1.1. Each adjustment to the Applicable Margin shall be effective retroactively as of the first day of each calendar quarter."

     4. AGREEMENT. Pursuant to Section 2.1.2 of the Loan Agreement, the Lenders made a Term Loan to Borrower in the original principal amount of Twenty Five Million Dollars ($25,000,000), of which Thirteen Million Dollars ($13,000,000) has been prepaid as of the date hereof. Borrower has requested that it be permitted to make additional borrowings under the Term Loan. Subject to the condition set forth in the last sentence of this Section 4, Agent, Lenders and Borrower hereby agree that at any time prior to December 31, 1998, Borrower shall be permitted to borrow as part of the Term Loan, in increments of One Million Dollars ($1,000,000), up to Seven Million Dollars ($7,000,000) in the aggregate, which borrowings, to the extent borrowed, shall be repayable as follows: (i) the first Seven Hundred Fifty Thousand Dollars ($750,000) borrowed pursuant to this Section 4 shall be repayable on December 31, 2000, (ii) the next Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) borrowed pursuant to this Section 4 shall be repayable on March 31, 2001, (iii) the next Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) borrowed pursuant to this Section 4 shall be repayable on June 30, 2001, and (iv) the last One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) borrowed pursuant to this Section 4 shall be repayable on September 28, 2001. Borrower agrees to execute such documents, instruments and agreements to evidence such additional borrowings as Agent shall request. The foregoing agreement shall only be effective upon receipt by Agent of date down title endorsements, each in form and substance acceptable to Agent, with respect to the Mortgages executed by Borrower in favor of Agent in connection with Borrower's owned facilities located in New Carlisle, Indiana and Niagara Falls, New York.

     5. CONDITIONS. The consent, amendment and agreement set forth in this Agreement shall each be effective only to the extent that (i) no Unmatured Event of Default or Event of Default exists, and (ii) Borrower has delivered to Agent an executed fee letter in form and substance acceptable to Agent.

     6. OTHER AMENDMENTS. The amendment set forth in Section 3 of this Agreement shall constitute an amendment to the Loan Agreement and all of the Related Agreements as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Related Agreements shall remain unchanged and in full force and effect in accordance with their original terms.

     7.  MISCELLANEOUS.

     (a) Warranties and Absence of Defaults. In order to induce Agent and Lenders to enter into this Agreement, Borrower hereby warrants to Agent and Lenders, as of the date hereof, that:

          (1) The warranties of Borrower contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof.

          (11) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

     (b) EXPENSES. Borrower agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered in connection herewith. In addition, Borrower agrees to pay, and save Agent and Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement or the Loan Agreement as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 7(b) shall survive any termination of this Agreement and the Loan Agreement as amended hereby.

     (c) GOVERNING LAW. This Agreement shall be a contract made under and governed by the internal laws of the State of Illinois.

     (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     (e) REFERENCE TO LOAN AGREEMENT. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement" "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Agreement.

     (f) SUCCESSORS. This Agreement shall be binding upon Borrower, Agent, Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Agent, Lenders and the successors and assigns of Agent and Lenders.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.

                                        UNIFRAX CORPORATION

                                        By: /s/ Mark D. Roos
                                            -----------------------------
                                        Its  Vice President and CFO
                                            -----------------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent


                                        By:  /s/ Kristine D. Hyde
                                           -----------------------------
                                        Its  Agency Officer
                                           -----------------------------


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Lender

                                        By:  /s/Steven Kessler
                                           -----------------------------
                                        Its  Vice President
                                           -----------------------------

                                        NATIONAL CITY BANK, as a Lender


                                        By:  /s/ Matthew T. Garrity
                                           -----------------------------
                                        Its  Vice President
                                           -----------------------------